UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

LF CAPITAL ACQUISITION CORP. II

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED MAY 24, 2023,

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2023

This supplement, dated June 2, 2023 (the “Supplement”), supplements and amends the Definitive Proxy Statement on Schedule 14A filed by LF Capital Acquisition Corp. II (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 24, 2023 (the “Original Filing”) in connection with the Company’s Special Meeting of Stockholders to be held on June 13, 2023 (the “Special Meeting”). This Supplement does not provide all of the information that is important to your voting decisions at the Special Meeting, and the Original Filing contains other important additional information. This Supplement should be read together with the Original Filing. Other than as specifically set forth below, this Supplement does not revise or update any of the other information set forth in the Original Filing.

The sole purpose of this Supplement is to amend the Original Filing to correct an inadvertent clerical error to the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding as of the close of business on May 12, 2023, the record date for the Special Meeting (the “Record Date”), disclosed in the Original Filing from (i) 32,343,750 shares of Common Stock to 17,772,169 shares of Common Stock, and (ii) 32,143,750 shares of Class A Common Stock to 17,572,169 shares of Class A Common Stock.

Appendix A hereto shows additions to these sections of the Original Filing as indicated by double underlining, and deletions indicated by overstriking.

Additional information on how to vote your shares, attend the Special Meeting, or change or revoke your proxy is contained in the Original Filing beginning on page 2 under the heading “Questions and Answers About the Proxy Materials and Our Special Meeting.”

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

Appendix A

●	Page C-9 - The fourth paragraph of the last page of the letter to stockholders:

Only stockholders of record of the company as of the close of business on May 12, 2023 (the “record date”) are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Each offering share entitles the holder thereof to one vote. On the record date, there were ~~32,343,750~~ 17,772,169 shares of common stock issued and outstanding, including (i) ~~32,143,750~~ 17,572,169 Class A common stock and (ii) 200,000 Class B common stock. The company’s warrants do not have voting rights in connection with the proposals.

●	Page 9 - Under the heading “Who can vote at the special meeting?”:

Holders of shares of common stock as of the close of business on May 12, 2023 (the “record date”), are entitled to vote at the special meeting. On the record date, there were ~~32,343,750~~ 17,772,169 shares of common stock issued and outstanding, including (i) ~~32,143,750~~ 17,572,169 Class A common stock and (ii) 200,000 Class B common stock. The company’s warrants do not have voting rights in connection with the proposals.

●	Page 12 - Under the heading “Voting Power; Record Date”:

Only stockholders of record of the company as of the close of business on May 12, 2023, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Each of the shares of common stock entitles the holder thereof to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were ~~32,143,750~~ 17,572,169 Class A common stock ~~(that were initially sold as part of the IPO)~~ and 200,000 Class B common stock. The company’s warrants do not have voting rights in connection with the proposals.